UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2006
Telecomunicaciones de Puerto Rico, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Commission File Number 333-85503

Commonwealth of Puerto Rico	66-0566178
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION)

1515 F.D. Roosevelt Avenue
Guaynabo, Puerto Rico	00968
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)
Registrant’s telephone number, including area code 787-792-6052
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 21, 2006, Puerto Rico Telephone Company, Inc. (“PRTC”), a wholly-owned subsidiary of Telecomunicaciones de Puerto Rico, Inc. (the “Company”), announced the appointment of Mr. Angel O Vega as Controller and Chief Accounting Officer of the Company and PRTC, effective November 21, 2006. Mr. Vega, who is 34 years old, is an attorney and a Certified Public Accountant. He received a Bachelors Degree in Accounting and a Juris Doctorate from the University of Puerto Rico.
Since November 2000, Mr. Vega has held different positions in the Company. Prior to his appointment as Controller and Chief Accounting Officer of the Company, he served as General Services Director of the Company since March 2006. Prior to that, he served as Manager of General Accounting of the Company from November 2003 to March 2006 and as Tax Manager of the Company from November 2000 through November 2003. Prior to joining the Company, he worked as Tax manager at Ernst and Young, LLP during 2000 and as a Senior Tax Consultant at Deloitte and Touche LLP from 1994 through 2000.
Mr. Vega will receive an annual base salary of $100,559, an annual car allowance of $6,300, an executive incentive performance bonus of 16% of his base salary and a Christmas bonus of 8% of his base salary. Mr. Vega will also be eligible to participate in the PRTC pension plan, the PRTC Employee Stock Ownership Plan, and the PRTC medical, dental, life and disability insurance plans and other fringe benefit programs, each on substantially the same terms as similarly situated executive officers of the Company and PRTC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telecomunicaciones de Puerto Rico, Inc.
	By:	/s/ Héctor Houssay
Héctor Houssay
Chief Financial Officer

Date: November 27, 2006

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